UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, TESARO, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) relating to the sale by the Company of 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in the Company’s initial public offering of its Common Stock (the “IPO”) pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-180309) (the “Registration Statement”). Pursuant to the terms of the Underwriting Agreement, the closing of the sale of the Shares occurred on July 3, 2012 at a purchase price per share paid to the Company of $12.555 (the offering price to the public of $13.50 per share minus the Underwriters’ (as defined below) discount). In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of Common Stock to cover over-allotments, if any.  A copy of the Underwriting Agreement, entered into by and among the Company, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Leerink Swann LLC (collectively, the “Underwriters”), is attached as Exhibit 1.1 hereto. The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 3, 2012, the Company issued 19,410,490 shares of its Common Stock upon the conversion of all outstanding shares of its Series A Preferred Stock, Series B Preferred Stock and Series O Junior Preferred Stock (collectively, the “Preferred Stock”). The Preferred Stock converted to shares of Common Stock immediately prior to the closing of the IPO. The Company relied on an exemption from registration under the Securities Act afforded by Section 3(a)(9) thereof for the issuance of shares of Common Stock upon the conversion of the Preferred Stock because no commission or other remuneration was paid for soliciting the conversion of the Preferred Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 3, 2012, in connection with the closing of the IPO, the Company filed its Fourth Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware. The Restated Charter amended and restated the Company’s existing certificate of incorporation in its entirety and became effective in connection with the closing of the IPO. Upon the effectiveness of the Restated Charter, the Amended and Restated By-laws of the Company (the “Restated By-laws”) became effective, which amended and restated the Company’s existing by-laws in their entirety.

A summary of the Restated Charter and Restated By-laws is described under the caption “Description of Capital Stock” in the Prospectus filed by the Company pursuant to Rule 424(b)(4) on June 27, 2012 in connection with the Company’s Registration Statement, which summary is incorporated herein by reference. The descriptions of the Restated Charter and Restated By-laws incorporated in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Charter filed as Exhibit 3.1 hereto and the Restated By-laws filed as Exhibit 3.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated July 3, 2012, by and among the Company, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Leerink Swann LLC.

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Executive Vice President and Chief Financial Officer

Dated:  July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated July 3, 2012, by and among the Company, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Leerink Swann LLC.

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.